Exhibit 10.13

FORM OF AWARD

Award No.

TAPSTONE ENERGY INC.

2017 LONG-TERM INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Subject to the terms and conditions of this Notice of Stock Option Award (this “Notice”), the Stock Option Award Agreement attached hereto (the “Award Agreement”), and the Tapstone Energy Inc. 2017 Long-Term Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted an option (the “Option”) to purchase the below number of Shares of common stock in Tapstone Energy Inc., a Delaware corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name:		Date of Grant:
and Address:		Vesting Commencement Date:
Exercise Price per Share:
Type of Option:	☐ Nonstatutory Stock Option ☐ Incentive Stock Option	Total Number of Shares (“Optioned Shares”):

Expiration Date:	[Insert 10 years from Date of Grant]

Vesting Schedule:

Subject to the Participant’s continuous status as a Service Provider and the terms of the Plan, this Notice and the Award Agreement, the Optioned Shares shall vest over a [●]-year period in accordance with the following vesting schedule (the “Vesting Schedule”):

[INSERT VESTING SCHEDULE]

Notwithstanding the foregoing, upon the earlier of the Participant’s death or Disability, a pro rata portion of the Participant’s unvested Optioned Shares shall automatically vest, determined by multiplying the total number of Optioned Shares awarded hereunder by a fraction, the numerator of which is the number of whole months elapsed from the Date of Grant until the date of death or Disability, and the denominator of which is [●] (reduced by the number of Optioned Shares that had vested prior to such date).

Maximum Exercise Period:

Pursuant to Section 4 of the Award Agreement and Section 7(d) of the Plan, the post-termination exercise period shall be:

Event Triggering Termination of Option	Max Time to Exercise Following Triggering Event
Termination of Service Provider status (except as provided below)	30 days
Termination of Service Provider status due to Disability	12 months
Termination of Service Provider status due to death	12 months

Representations of the Participant:

The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to have such reviewed by his or her legal and tax advisers, and hereby attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement and the Plan, and hereby accepts the Optioned Shares subject to all of its terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be solely resolved by the Committee.

Electronic Signature:

This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. The Participant agrees that clicking “I Accept” (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Notice. This Award of Optioned Shares shall be forfeited by the Participant if it is not duly executed by electronic signature by the Participant within the number of days set forth in the electronic transmission of this Award Agreement following the Date of Grant.

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TAPSTONE ENERGY INC.

2017 LONG-TERM INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Stock Option Award (the “Notice”), this Stock Option Award Agreement (this “Award Agreement”) and the Tapstone Energy Inc. 2017 Long-Term Incentive Plan (the “Plan”), Tapstone Energy Inc., a Delaware corporation (the “Company”) hereby grants the individual set forth in the Notice (the “Participant”) an option (the “Option”) to purchase Shares of the Company’s common stock. Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1. Grant of the Option. The principal features of the Option, including the number of Optioned Shares subject to the Option, are set forth in the Notice.

2. Vesting Schedule. Subject to the Participant’s continuous status with the Company as a Service Provider and any other limitations set forth in the Notice, the Plan or this Award Agreement, the Optioned Shares shall vest in accordance with the Vesting Schedule provided in the Notice.

3. Risk of Forfeiture. The Optioned Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the Optioned Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if the Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested Optioned Shares shall be forfeited if the Participant’s continuous status as a Service Provider is terminated for Cause or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement any forfeiture under this Section 3 in a unilateral manner, without the Participant’s consent, and with no payment to the Participant, cash or otherwise, for the forfeited Optioned Shares.

4. Exercise of Option.

(a) Right to Exercise. The Optioned Shares shall be exercisable during its term cumulatively according to the Vesting Schedule set forth above and the applicable provisions of the Plan; however, the Optioned Shares shall not be exercised for a fraction of a Share. Additionally, and notwithstanding anything in the Notice, this Award Agreement, the Plan or any other agreement to the contrary, the Participant’s right to exercise vested Optioned Shares shall automatically expire, and the vested Optioned Shares shall automatically terminate, upon the end of the period (the “Maximum Exercise Period”) prescribed in the Notice following the earliest of these events: (i) the termination of the status of the Participant as a Service Provider (except as provided below); (ii) the termination of the status of the Participant as a Service Provider due to Disability; and (iii) the termination of the status of the Participant as a Service Provider due to death. As provided under the Plan, and notwithstanding anything to the contrary, all Optioned Shares shall automatically expire and terminate upon the Expiration Date (as set forth in the Notice) to the extent not then exercised. Thereafter, no vested Optioned Shares may be exercised.

(b) Method of Exercise. The Option shall be exercisable to the extent then vested by delivery of a written exercise notice in a form acceptable to the Committee (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Participant (or by the Participant’s beneficiary or other person entitled to exercise the Option in the event of the Participant’s death under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. The Option shall be deemed to be exercised as of the date (the “Exercise Date”): (i) the date the Company receives (as determined by the Committee in its sole, but reasonable, discretion) the fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price, and (ii) all other applicable terms and conditions of the Award Agreement are satisfied in the sole discretion of the Committee.

(c) Approval by Stockholders and Compliance Restrictions on Exercise. Notwithstanding any other provision of this Award Agreement to the contrary, no portion of the Option shall be exercisable at any time prior to the approval of the Plan by the stockholders of the Company. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise, including the form of consideration used to pay the Exercise Price, comply with Applicable Laws.

(d) Issuance of Shares. After receiving the Exercise Notice, the Company shall cause to be issued a certificate or certificates (or electronic equivalent) for the Shares as to which the Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause the certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising the Option.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following forms of consideration, or a combination thereof, at the election of the Participant:

(a) cash or check;

(b) if approved by the Committee (in its sole discretion), consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan or a net exercise feature; or

(c) if approved by the Committee (in its sole discretion), surrender of other Shares which, if accepted by the Company, would not subject the Company to adverse accounting as determined by the Committee.

6. Non-Transferability of Option. The Option and the rights and privileges conferred hereby shall not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, shall not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Notice, this Award Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7. Term of Option. The Option shall in any event expire on the Expiration Date set forth in the Notice, and may be exercised prior to the Expiration Date only in accordance with the Plan and the terms of this Award Agreement.

8. Tax. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s exercise of the Option or disposition of the Optioned Shares.

(a) Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the Optioned Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the Optioned Shares granted hereunder.

(b) Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to the Option exercise. The Committee shall have the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 8(b). The Participant hereby acknowledges his or her understanding that the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 8(b). Therefore, a failure of the Participant to reasonably satisfy this Section 8 in accordance with the Committee’s sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder. The Participant hereby agrees that a breach of this Section 8 shall be deemed to be a material breach of this Award Agreement.

(c) Notice of Disqualifying Disposition of Shares. If the Option granted to the Participant herein is designated as an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of: (i) the date two years after the Date of Grant and (ii) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant hereby acknowledges and agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant in connection with the exercise of the Option.

9. Adjustment of Shares. In the event of any transaction described in Section 15(a) of the Plan, the terms of the Option (including, without limitation, the number and kind of the Optioned Shares and the Exercise Price) may be adjusted as set forth therein. This Award Agreement shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer any part of its business or assets.

10. Legality of Initial Issuance. No Shares shall be issued upon the exercise of the Option unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other Applicable Laws has been satisfied.

11. No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Laws. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Award Agreement to comply with any law.

12. Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with Applicable Laws.

13. Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

14. Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

15. No Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under the Notice or this Award Agreement, but no such assignment shall release the Company of its obligations pursuant to the Notice or this Award Agreement.

16. Construction; Severability. The captions used in this Award Agreement are inserted for convenience and shall not be deemed to be a part of the Option for construction or interpretation. Except where otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

17. Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement shall be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Option hereunder shall be submitted by the Participant to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all parties.

18. Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

19. Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

20. Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Delaware) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 21 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

21. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE OPTION GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S/AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

22. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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